UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 18, 2018, an existing investor (the “Lender”) of Bionik Laboratories Corp. (the “Company”) loaned to the Company an aggregate of $400,000 (the “Loan”), evidenced by a convertible promissory note (the “Note”). The Loan represents an additional tranche borrowed pursuant to an up to $5,000,000 convertible note offering (the “Offering”), for total borrowed principal through December 18, 2018 of approximately $3,150,000.

The Company intends to use the net proceeds from the Loan, after fees and other expenses, for the Company’s working capital and general corporate purposes.

The Note bears interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (the “Maturity Date”): (a) March 28, 2019 and (b) the consummation of an equity or equity-linked round of financing of the Company in whatever form or type that raises in one or more tranches aggregate gross proceeds of no less than US$2,000,000 (“Qualified Financing”).

The Note will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Lender, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of common stock based upon (A) a twenty percent (20%) discount to the price per share of common stock in the Qualified Financing in the event of a Maturity Date referred to in clause (b) of the definition thereof and provided that such Qualified Financing is consummated on or prior to March 27, 2019 or (B) in all other cases, a twenty percent (20%) discount to the lesser of (y) the volume weighted average price (“VWAP”) average of the last 30 calendar days ending on the closing of the Offering (or, in the event of multiple closings, the VWAP average of the last 30 calendar days ending on each closing of the Offering), or (z) the VWAP average of the last 30 calendar days ending on the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof.

•	Upon a change of control transaction prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Note would, at the election of the holders of a majority of the outstanding principal of the loans under the Offering, be either (i) payable upon demand as of the closing of such change of control transaction or (ii) convertible into shares of the common stock immediately prior to such change of control transaction at a price per share equal to the lesser of (x) the VWAP average of the last 30 days before the date of consummation of the change of control, or (y) the per share consideration to be received by the holders of the common stock in such change of control transaction.

The Note contains customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Note.

The foregoing is a brief description of the subscription of the Note and the terms of the Note and is qualified in its entirety by reference to the full text of the form of the Subscription Agreement entered into by the Lender and the Company with respect to the subscription of the Note, and the form of the Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 12, 2018, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note is incorporated by reference herein. The Note and, unless subsequently registered, the shares underlying the Note, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer